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                                                                    Exhibit 1(b)
                          EATON VANCE INVESTMENT TRUST

              Amendment dated June 23, 1997 to Declaration of Trust

         WHEREAS, the Trustees of Eaton Vance Investment Trust, a Massachusetts business trust (the "Trust"), have previously designated separate series (or "Funds"); and

         WHEREAS, in connection with a reorganization of the Funds the Trustees now desire to rename certain of the Funds, establish and designate classes of shares for such Funds, and terminate certain other Funds effective with the end of their current fiscal year ends pursuant to the Trust's Amended and Restated Declaration of Trust dated January 11, 1993 (the "Declaration of Trust");

         NOW, THEREFORE, the undersigned, being at least a majority of the duly elected and qualified Trustees presently in office of the Trust, hereby:

         1. Rename the Funds effective April 1, 1998 listed below as follows:

             Eaton Vance California Limited Maturity Municipals Fund
       (formerly EV Marathon California Limited Maturity Municipals Fund)
            Eaton Vance Connecticut Limited Maturity Municipals Fund
       (formerly EV Marathon Connecticut Limited Maturity Municipals Fund)
              Eaton Vance Florida Limited Maturity Municipals Fund
         (formerly EV Marathon Florida Limited Maturity Municipals Fund)
           Eaton Vance Massachusetts Limited Maturity Municipals Fund
      (formerly EV Marathon Massachusetts Limited Maturity Municipals Fund)
              Eaton Vance Michigan Limited Maturity Municipals Fund
        (formerly EV Marathon Michigan Limited Maturity Municipals Fund)
              Eaton Vance National Limited Maturity Municipals Fund
        (formerly EV Marathon National Limited Maturity Municipals Fund)
             Eaton Vance New Jersey Limited Maturity Municipals Fund
       (formerly EV Marathon New Jersey Limited Maturity Municipals Fund)
              Eaton Vance New York Limited Maturity Municipals Fund
        (formerly EV Marathon New York Limited Maturity Municipals Fund)
                Eaton Vance Ohio Limited Maturity Municipals Fund
          (formerly EV Marathon Ohio Limited Maturity Municipals Fund)
            Eaton Vance Pennsylvania Limited Maturity Municipals Fund
      (formerly EV Marathon Pennsylvania Limited Maturity Municipals Fund)

         2. Each Fund shall have new classes of shares established and designated as Class C and Class I shares, Class I shares shall be redesignated Class B shares, Class II shares shall be redesignated Class A shares, all on April 1, 1998, and the Trustees may designate additional classes in the future. For purposes of allocating liabilities among classes, each class of a series shall be treated in the same manner as a separate series.

         3. All series of Trust with the designation "Traditional" or "Classic" shall be terminated on April 1, 1998.

Dated:  June 23, 1997

/s/ Donald R. Dwight
----------------------------------        /s/ Norton H. Reamer
Donald R. Dwight                          ----------------------------------
                                          Norton H. Reamer
/s/ James B. Hawkes
----------------------------------        /s/ John L. Thorndike
James B. Hawkes                           ----------------------------------
                                          John L. Thorndike
/s/ Samuel L. Hayes, III
----------------------------------        /s/ Jack L. Treynor
Samuel L. Hayes, III                      ----------------------------------
                                          Jack L. Treynor